CERTIFICATE OF MERGER
                        OF DOMESTIC AND FOREIGN CORPORATIONS
                                        INTO
                            CADAPULT GRAPHIC SYSTEMS, INC.


     Pursuant to the provisions of Section 14A:10-7 of the New Jersey Business Corporation Act, the undersigned domestic corporation and foreign corporation adopt the following Certificate of Merger for the purpose of merging them into one of such corporations:

     FIRST: The names of the undersigned corporations and the states under The laws of which they are respectively organized are:

Name of Corporation                        State of Incorporation
-------------------------                  ----------------------
Cadapult Graphic Systems Inc.              New Jersey
Cadapult Graphic Systems, Inc.             Delaware
  (d/b/a Cadgraphics Systems, Inc.)

     SECOND: The laws of the state under which such foreign corporation is organized permit such merger, and such laws will be complied with upon the filing of this Certificate of Merger.

     THIRD: The name of the surviving corporation of the merger is Cadapult Graphic Systems, Inc. The surviving corporation is to be governed by the laws of the State of Delaware.

     FOURTH: The following Agreement and Plan of Merger (the "Plan") was adopted by the Board of Directors of the undersigned foreign corporation in accordance with the Delaware General Business Law and the shareholders of the undersigned domestic corporation approved the Plan in accordance with the New Jersey Business Corporation Act:

     AGREEMENT AND PLAN OF MERGER, dated this 10th day of August, 1998 (the "Agreement"), pursuant to Sections 14A:10-7 of the New Jersey Business Corporation Act and Section 253 of the Delaware General Business Law between Cadapult Graphic Systems Inc., a New Jersey corporation ("CGS") and Cadapult Graphic Systems, Inc. (d/b/a Cadgraphics Systems, Inc.), a Delaware corporation ("Cadapult").

                                    WITNESSETH THAT:

     WHEREAS, both of the constituent corporations desire to merge into a single corporation;

     NOW, THEREFORE, the corporations, parties to this Agreement and Plan of Merger, in consideration of the premises and the mutual covenants, agreements and provisions contained herein, do hereby prescribe the terms and conditions of said merger and plan of carrying the same into effect, as follows:

     FIRST: CGS, which shall be the merged corporation, shall be merged into Cadapult, which shall be the surviving corporation, pursuant to the terms of this Agreement.

     SECOND: There are 2,555,518 shares of common stock of the surviving corporation heretofore issued and outstanding. There are 319.6748 number of shares of common stock of the merged corporation heretofore issued and outstanding. Upon filing of a Certificate of Merger and a Certificate of Ownership and Merger with respect to the merger with the Secretary of State of New Jersey and the Secretary of State of Delaware, respectively, each share of common stock of CGS, the merged corporation, issued and outstanding immediately prior to the merger and all rights in respect thereof shall be cancelled.

     THIRD:  Certain terms and conditions of the merger are as follows:

         (a) The Certificate of Incorporation of Cadapult as in effect on the date of the merger provided for in this Agreement and Plan of Merger shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving this merger, unless and until the same shall be amended or modified in accordance with the provision thereof and of the General Corporation Law of Delaware, which power to amend or modify is hereby expressly reserved. Such Certificate of Incorporation shall constitute the Certificate of Incorporation of Cadapult separate and apart from this Agreement and Plan of Merger and may be separately certified as the Certificate of Incorporation of Cadapult.

         (b) The Bylaws of the surviving corporation as they exist on the effective date of this merger shall be and remain the Bylaws of the surviving corporation until the same shall be altered, amended or repealed as therein provided.

         (c) The directors and officers of the surviving corporation, who are the present directors and officers of Cadapult, shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and qualify.

         (d) This merger shall become effective upon filing of the Certificate of Merger of CGS and the Certificate of Ownership and Merger of Cadapult in the forms of Exhibits A and B annexed hereto, respectively, with the Secretary of State of New Jersey and the Secretary of the State of Delaware.

         (e) Upon the effectiveness of the merger as provided herein, all of the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the merged corporations shall be transferred to, vested in, and devolve upon the surviving corporation without further act or deed, and all property, rights, and every other interest of the surviving corporation and the merged corporations shall be as effectively the property of the surviving corporation as they were of the surviving corporation and the merged corporation, respectively.

         (f) Prior to the effectiveness of the merger, the merged corporation hereby agrees from time to time, as and when requested by the surviving corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such documents, deeds and instruments and to take or cause to be taken such further or other action as the surviving corporation may deem necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the merged corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof, and the proper officers and directors of the merged corporation are fully authorized in the name of the merged corporation or otherwise to take any and all such action; the proper officers and directors of the surviving corporation are fully authorized, in the name of the merged corporations or otherwise, following the effectiveness of the merger, t o execute and deliver or cause to be executed and delivered all such documents, deeds and instruments and to take or cause to be taken such further or other actions as the surviving corporation may deem necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the merged corporations acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof.

     FOURTH: (a) Directors. The names and post office addresses of the directors of Cadapult, who shall be three in number and who shall hold office from the effective date until the next annual meeting of stockholders of Cadapult and until their successors shall be duly elected and qualify, are as follows:

     Name               Post Office Address
     -----------------  ------------------------
     Michael W. Levin   8 Meadow Lane
                        Allendale, NJ 07041

     Frances Blanco     1128 Park Avenue
                        Hoboken, NJ 07030

     Paul C. Baker      98 Chestnut Ridge Road
                        Saddle River, NJ 07675

     (b) Officers. The names and post office addresses of the officers of Cadapult who shall be three in number and who shall hold office from the effective date until their successors shall be duly elected and qualify or until they shall resign or be removed from office, are as follows:

     Name               Offices                  Post Office Address
     -----------------  ----------------------   --------------------
     Michael W. Levin   Chairman of the Board,   8 Meadow Lane
                        Chief Executive Officer  Allendale, NJ
                        and President            07401

     Frances Blanco     Vice President,          1128 Park
                        Treasurer and            Avenue
                        Secretary                Hoboken, NJ
                                                 07030

     Duncan Huyler      Vice President           551 Lattintown Road
                                                 Marlboro, NY
                                                 12542

     (c) Vacancies. If, upon the effective date, a vacancy exists still on the Board of Directors or in any of the offices of Cadapult as the same are specified above, such vacancy shall hereafter be filled in the manner provided by law and the Bylaws of Cadapult.

     FIFTH: Anything contained herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned by the Board of Directors of any constituent corporation at any time prior to the date of filing of a Certificate of Merger with respect to the merger with the Secretary of State of New Jersey, and a Certificate of ownership and Merger with respect to the merger with the Secretary of State of Delaware provided that an amendment made subsequent to the adoption of this Agreement and Plan of Merger by the stockholders of any constituent corporation shall not (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such constituent corporation, (b) alter or change any term of the Certificate of Incorporation of the surviving corporation to be effected by the merger, or (c) alter or change any of the terms and conditions of this Agreement and Plan of Merger if such alteration or change would adversely affect the holders of any class of such constituent corporation or any series of any such class.

     FIFTH: The Board of Directors of the undersigned foreign corporation has approved the Plan on the 10th day of August, 1998, and the approval of the shareholders of the undersigned foreign corporation is not required under the Delaware General Business Law, and the shareholders of the undersigned domestic corporation has approved the Plan on the 10th day of August, 1998.

     SIXTH: As to each of the undersigned corporations whose shareholders are entitled to vote, the number of shares voted for and against the Plan, respectively:

Name of Corporation     Voted for Plan      Voted Against Plan
-------------------     --------------      ------------------
Cadapult Graphic        319.6748            0
  Systems Inc.

Cadapult Graphic        100                 0
  Systems, Inc.
  (d/b/a Cadgraphics
  Systems, Inc.)

     SEVENTH: If the surviving corporation is to be governed by the laws of any other state, such surviving corporation hereby: (a) agrees that it may be served with process in the state of New Jersey in any proceeding for the enforcement of any obligation of the undersigned domestic corporation and
(b) irrevocably appoints the Secretary of State of Utah as its agent to accept service of process in any such proceeding.

Dated:  August 10, 1998

                             CADAPULT GRAPHIC SYSTEMS INC.
                             (a New Jersey corporation)

                             By:  /s/ Michael W. Levin
                                  -----------------------
                                  Michael W. Levin
                                  President

                             By:  /s/ Frances Blanco
                                  -----------------------
                                  Frances Blanco
                                  Secretary